QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.5(2)

FIELDSTONE MORTGAGE COMPANY

SENIOR MANAGER INCENTIVE AND RETENTION BONUS PLAN

1.     PURPOSE

        The purpose of the Fieldstone Mortgage Company Senior Manager Incentive Bonus and Retention Plan (the "Plan") is to provide incentives to certain senior managers of the Company to remain with the Company over time, to continue to contribute to the success of the Company, and to provide additional incentive compensation to these senior managers in connection with a Change of Control transaction.

2.     DEFINITIONS

        Capitalized terms used in this Plan have the meanings specified in the Plan and in the appendix to the Plan.

3.     ELIGIBILITY AND PARTICIPATION

        Participation in the Plan shall be limited to senior managers of the Company who are designated by the Board of Directors to be eligible. The Board of Directors will appoint a Compensation Committee of the Board of Directors, composed of selected directors and any other individuals designated by the Board of Directors. The Compensation Committee is empowered to administer the Plan in its sole discretion.

4.     DEFERRED LONG TERM INCENTIVE BONUS AWARDS

        4.1    Deferred Long-Term Incentive Bonuses

        The Company may award long-term incentive cash bonuses from time to time at the sole discretion of the Board of Directors. If the Board of Directors, in the exercise of its discretion, deems the financial performance of the Company to be exceptional, then the Compensation Committee will recommend to the Board of Directors that it establish an aggregate amount that may be awarded as long-term incentive cash bonuses to be earned by certain senior managers over a defined period of time. The Compensation Committee shall determine both the amount to be awarded to a Participant, if any, and the timing of the payment of any deferred long-term incentive cash bonuses to be awarded for a designated year.

        4.2    Eligibility for Deferred Long-Term Incentive Bonuses

          (a)   2005 Bonus: The entire amount of a 2005 Deferred Long Term Incentive Bonus Award granted under this Plan will be earned on June 30, 2005. Each Participant will be notified in writing of his or her award of a 2005 Deferred Long Term Incentive Bonus.

          (b)   2006 Bonus: The entire amount of a 2006 Deferred Long Term Incentive Bonus Award granted under this Plan will be earned on June 30, 2006. Each Participant will be notified in writing of his or her award of a 2006 Deferred Long Term Incentive Bonus.

          (c)   Possible Future Bonuses: If there are additional awards of Deferred Long Term Incentive Bonus amounts under this Plan, a letter from the Board of Directors to the Participants will define the amount of any such future award and the date on which any such award will be earned.

          (d)   Payment of Deferred Long-Term Incentive Bonuses when the Participant's Employment Terminates Prior to the Dates on which the Bonuses are Earned:

    i.
    If the Participant terminates his or her employment as a result of Normal Retirement, death or Disability prior to the dates on which the payments are earned pursuant to the prior subsections of this section 4.2, then the Participant will receive 100% of the

      Deferred Long-Term Incentive Bonuses awarded to him or her in cash within 31 days following the date on which the Participant's employment terminates.

    ii.
    If the Company terminates the employment of a Participant without Cause prior to the dates on which the payments are earned pursuant to the prior subsections of this section 4.2, then the Participant will receive 100% of the Deferred Long-Term Incentive Bonuses awarded to him or her in cash within 31 days following the Participant's termination date.

    iii.
    Following a Change in Control transaction and the Closing Date, if all of the following three events occur:

    (A)
    the Company creates a circumstance that gives rise to Good Reason, which is deemed to occur on the date on which the Participant is notified of a circumstance that when effective will give rise to Good Reason; provided, however, that if the Participant is notified by the Company of the circumstance giving rise to Good Reason prior to the Closing Date, then the date the Good Reason is deemed to occur will be the Closing Date;

    (B)
    the Participant provides written notice to the Company of his or her intent to terminate his or her employment voluntarily due to the Good Reason within 14 days following the occurrence of the Good Reason; this notice must (I) identify for the Company the circumstance giving rise to Good Reason and (II) provide at least 14 days' advance notice to the Company of the Participant's intended termination date, and

    (C)
    the Company fails to eliminate the circumstance that gave rise to Good Reason within five days following its receipt of notice from the Participant then the Participant will receive 100% of the Deferred Long-Term Incentive Bonuses awarded to him or her in cash within 31 days following the dates on which those amounts otherwise would have been earned. If the Company does eliminate the circumstances that gave rise to Good Reason within the five days following its receipt of the above-mentioned notice from the Participant and the Participant chooses not to remain an employee of the Company or its successor, then the Participant will forfeit all remaining unearned Deferred Long-Term Incentive Bonuses (see section 10.8).

          (e)   Forfeiture of Deferred Long-Term Incentive Bonuses when the Participant's Employment Terminates Prior to the Dates on which the Bonuses are Earned:

    i.
    If a Participant is not an employee in good standing on the dates on which the Deferred Long-Term Incentive Bonuses are earned for any reason except those specifically provided in subsection 4.2 (d), then the Participant will forfeit any unearned Deferred Long-Term Incentive Bonuses in their entirety and will not receive any of the unearned Deferred Long-Term Incentive Bonuses awarded to him or her.

    ii.
    If the Company terminates the employment of a Participant for Cause prior to the dates on which the payments are earned (pursuant to the prior subsections of this section 4.2), then the Participant will forfeit any unearned Deferred Long Term Incentive Bonus and will not receive any of the unearned Deferred Long-Term Incentive Bonuses awarded to him or her.

    iii.
    Following a Change in Control transaction and the Closing Date, if the Participant terminates his or her employment voluntarily without Good Reason, but prior to the dates on which the payments are earned (pursuant to the prior subsections of this section 4.2), then the Participant will forfeit any unearned Deferred Long-Term Incentive

      Bonus and will not receive any of the unearned Deferred Long-Term Incentive Bonuses awarded to him or her.

    iv.
    Following a Change in Control transaction and the Closing Date, if any one of the following events occur prior to the dates on which the payments are earned (pursuant to the prior subsections of this section 4.2):

    (A)
    the Participant terminates his or her employment voluntarily without Good Reason;

    (B)
    the Participant terminates his or her employment voluntarily more than 14 days following the later to occur of (I) the date on which the Participant is notified of a circumstance that when effective will give rise to Good Reason or (II) the Closing Date,

    (C)
    the Participant provides less than 14 days' advance written notice to the Company of his or her intent to terminate his or her employment, regardless of whether a circumstance that gives rise to Good Reason has occurred, or

    (D)
    the Company eliminates the circumstances that gave rise to Good Reason within five days following its receipt of the Participant's written notice provided in section 4.2.d.iii. and the Participant nevertheless voluntarily terminates his or her employment with the Company then the Participant will forfeit any unearned Deferred Long Term Incentive Bonus and will not receive any of the unearned Deferred Long-Term Incentive Bonuses awarded to him or her (see section 10.8).

        4.3    Form and Timing of Deferred Long-Term Incentive Bonus Distributions

        Deferred Long-Term Incentive Bonus amounts that have been earned pursuant to this Section 4, if any, shall be distributed to the Participant in the form of a cash lump sum payment (net of withholding taxes) within 31 days after such Bonus Amounts have been earned, or, as appropriate, to the Participant's beneficiaries as specified in Section 8.

5.     CHANGE IN CONTROL BONUS AWARDS

        5.1    Change in Control/Retention Bonuses

          (a)   If a Change in Control event occurs, the Board of Directors will determine in its sole discretion:

    i.
    the aggregate amount of the Change in Control/Retention Bonuses to be paid to the Participants and

    ii.
    the form and timing of the payment of any Change in Control/Retention Bonuses to be paid.

The Compensation Committee will determine each Participant's portion of the Change in Control/Retention Bonus pool based on that Participant's responsibilities and relative contributions to the business of the Company in the period immediately prior to the Change of Control event.

          (b)   the aggregate value of the Change in Control/Retention Bonuses for all of the Participants as a group will be determined by the Compensation Committee of the Company in its sole discretion within 31 days following a Change of Control event. The aggregate pool value of the Change in Control/Retention Bonuses will be a percentage of the total valuation of the Company established by the Change of Control event, so that the aggregate value of the Change of Control/Retention Bonuses will increase as the valuation of the Company increases.

        5.2    Eligibility for Change in Control/Retention Bonuses

          (a)   Each Participant individually may only earn the portion of the Change in Control/Retention Bonus awarded to him or her under the Plan by remaining an employee in good standing of the Company continuously through the Closing Date.

          (b)   Forfeiture of Change in Control/Retention Bonuses When the Participant's Employment Terminates Prior to the Closing Date: A Change in Control/Retention Bonus awarded under the Plan shall be forfeited in its entirety by any Participant if the Participant's employment is terminated for any reason prior to the Closing Date, including from death, Disability or Normal Retirement.

        5.3    Form and Timing of Change in Control/Retention Bonus Distributions

          (a)   Subject to the provisions of subsections (b) and (c) of this section, each Change in Control/Retention Bonus paid to a Participant under the Plan (or to a Participant's Beneficiary) shall be paid in the same form as the consideration received by the Company's shareholders (the "Shareholders") as outlined in the Closing Documents and shall be paid at the same time as such consideration is paid to the Shareholders, unless the Compensation Committee determines otherwise in its sole discretion.

          (b)   If all or a portion of the sales proceeds received by the Shareholders is either (i) "restricted securities" (as such term is defined under the Securities Act of 1933, as amended, and the regulations promulgated thereunder) or (ii) subject to contractual transfer restrictions, then a corresponding portion of the Change in Control/Retention Bonus shall be retained by the Company until both (x) the securities are registered or may be sold pursuant to an exemption from the registration requirements and (y) the contractual transfer restrictions lapse, as may be outlined in the Closing Documents.

          (c)   Notwithstanding paragraphs (a) and (b) of this section, if the Change of Control transaction is an IPO, the Change in Control/Retention Bonuses paid to Participants under the Plan may be paid in the form of restricted shares of the Company's common stock that are subject to forfeiture, in their entirety, if the Participant voluntarily terminates his or her employment with the Company before the first anniversary of the IPO.

6.     EXTENDED SEVERANCE PAYMENTS

        6.1    Extended Severance Payments

          (a)   A Participant may be entitled to an Extended Severance Payment in the event of a Change in Control under this Plan, as specifically provided in the eligibility provisions of section 6.2 below.

          (b)   The Compensation Committee will determine in its sole discretion any Extended Severance Payment amounts for which each Participant may be eligible. The amount of any Extended Severance Payment amount will be communicated in writing to the Participant, signed by the Chief Executive Officer or President of the Company.

          (c)   A Participant that is eligible for an Extended Severance Payment will be eligible for both the basic severance payment to which he or she is entitled under the Company's regular severance plans and this additional extended severance payment.

        6.2    Eligibility Requirements for Extended Severance Payments

          (a)   Except as is specifically provided in section 6.2 (c) below, to earn an Extended Severance Payment under the Plan a Participant must meet both of the following eligibility requirements:

    i.
    the Participant must be an employee in good standing of the Company on the Closing Date; and

    ii.
    one of the following two circumstances must also occur, either:

    A.
    on or prior to the Closing Date the Participant receives notice from the Company that his or her employment will be terminated following the Closing Date; or

    B.
    on or prior to the Closing Date: (I) the Participant receives a written offer describing the terms of the Participant's employment following the Closing Date, (II) one or more of the terms of that written offer would give rise to Good Reason, (III) the Participant notifies the Company in writing within 14 days of his or her receipt of the Company's written offer that he or she will not accept the terms of the written offer and will voluntarily terminate his or her employment not less than 14 days following the date of the notice and (IV) the Company fails to revise the terms of the written offer within five days of its receipt of the Participant's written notice to eliminate the term(s) that gave rise to Good Reason (see section 10.8).

          (b)   A Participant will forfeit the entire amount of an Extended Severance Payment award available under the Plan if any one or more of the following circumstances occurs:

    i.
    the Participant is not an employee in good standing of the Company on the Closing Date;

    ii.
    the Participant voluntarily terminates his or her employment with the Company following the Closing Date when there is no Good Reason, including when the Participant voluntarily terminates his or her employment after Company has eliminated any circumstance that would give rise to Good Reason within five days of the Company receiving written notice from the Participant of his or her intent to resign based on Good Reason (see section 10.8);

    iii.
    the Participant fails to provide 14 days' advance written notice to the Company of his or her intent to terminate his or her employment for Good Reason; or

    iv.
    the Participant fails to provide written notice of his or her intent to terminate his or her employment with the Company within 14 days following the later of (A) the Closing Date or (B) the date on which the Participant receives notice of a circumstance that would give rise to Good Reason.

          (c)   Payment of an Extended Severance Payment when the Participant's Employment Terminates After Execution of the Closing Documents: If there is a pending Change of Control event and the Company terminates the employment of a Participant without Cause after the execution by the Company of the Closing Documents and prior to the Closing Date, then the Participant will be eligible to receive the Extended Severance Bonus awarded to him or her within 31 days following the later of the Closing Date or the date on which the Participant's employment is terminated;

          (d)   Forfeiture of an Extended Severance Payment when the Participant's Employment Terminates Prior to the Closing Date: If the Participant's employment is terminated for any reason prior to a Closing Date, other than pursuant to subsection 6.2 (c) above, including termination from death, Disability or Normal Retirement, then the Participant will not receive any of the Extended Severance Bonus that had been awarded to him or her.

        6.3    Form and Timing of Extended Severance Bonus Distributions

        An Extended Severance Bonus amount that has been earned, if any, shall be distributed to the Participant in the form of a cash lump sum payment (net of withholding taxes) within 31 days after the date on which the Participant's employment terminates or, as appropriate, to the Participant's beneficiaries, as specified in Section 7.

7.     BENEFICIARY DESIGNATION

        Each Participant must designate, by written notice to the Personnel Department one or more Family Member(s) as such Participant's Beneficiary under the Plan. By written notice to the Company, a Participant may revoke the Participant's designation of a Beneficiary or change such Participant's Beneficiary at any time prior to such Participant's termination or death. If a Participant has designated no Family Member as such Participant's Beneficiary or if no designated Beneficiary survives such Participant, such Participant's Beneficiary shall be such Participant's estate. Participants and their Beneficiaries shall furnish to the Personnel Department such evidence, data, or information and execute such documents as the Company may request.

8.     ADMINISTRATION

        8.1    Compensation Committee

        The Compensation Committee shall administer the Plan and may designate person(s) who are Company employees to oversee the day-to-day administration of the Plan. The Compensation Committee shall be responsible for the management, operation, and administration of the Plan. Subject to the remaining terms of the Plan, the Compensation Committee shall, in addition to those provided elsewhere in the Plan, have the following powers, rights, and duties.

        Any determination made by the Compensation Committee pursuant to the provisions of the Plan with respect to any awards, payments, or other transactions under the Plan shall be made in the sole discretion of such committee at the time of the award, payment, or other transaction or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Compensation Committee shall be final and binding on all persons, including the Company and Plan Participant.

        8.2    Responsibility and Indemnification

        No member of the Compensation Committee or of the Board of Directors or any person who is designated to oversee the day to day administration of the Plan shall be liable to any person for any action taken or omitted in connection with the administration of this Plan nor shall the Company be liable to any person for any such action on the part of a director, officer, or employee of the Company within the scope of his or her Company duties. Each member of the Compensation Committee shall be indemnified and held harmless by the Company for any liability arising out of the administration of the Plan.

        8.3    Tax Withholding

        The Company shall deduct from any distributions hereunder any federal, state, or local taxes required by law to be withheld with respect to such Participant's distributions.

9.     AMENDMENT AND TERMINATION

        9.1    Amendment

        The Plan may be amended in whole or in part by the Company, the Compensation Committee, by action of the Board of Directors at any time. The Company reserves the unilateral right to change any rule under the Plan if it deems such a change is necessary to avoid the application of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the Plan. No such action may adversely affect the amount of any Deferred Long Term Incentive Bonus previously awarded to any Participant.

        9.2    Company's Right to Terminate

        The Company reserves the sole right to terminate the Plan, by action of the Board of Directors, at any time. No such action may adversely affect the amount of any Deferred Long Term Incentive Bonus previously awarded to any Participant.

        9.3    Successor to the Company

        This Plan shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, and the Company shall require any such successor to expressly assume and agree to perform under this Plan. As used in this Plan, all references to the term "Company' shall include a reference to any such successor.

10.   MISCELLANEOUS

        10.1    No Implied Rights

        Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Compensation Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under the Plan.

        10.2    No Implied Rights To Assets of Company

        Neither the Participant, Beneficiary nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, the Board of Directors or the Compensation Committee, in their sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid only from the general assets of the Company. The Bonus Amounts shall be bookkeeping memorandums only and do not represent allocated or separated funds. The Company retains sole and absolute discretion regarding the use and investment of any amounts necessary for it to fund the Bonus Amounts, including using such amounts as part of the general working capital to support the Company's business. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company, the Board of Directors, the Compensation Committee, the officers, directors or shareholders of the Company, or affiliates of any of them, that the assets of the Company shall be sufficient to pay any benefit to any person. However, the payments pursuant to this Plan will be senior in preference to any proceeds that are distributable to the shareholders of the Company in connection with a sale or liquidation of the Company.

        10.3    No Employment Rights or Terms of Employment

        Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, or shall serve as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation payable to the Participant. The terms of the Company's Employee Handbook, as amended from time to time, shall govern the terms of the employment of the Participants by the Company, and any apparent conflict between the terms of the Employee Handbook and this Plan shall be resolved in favor of the terms of the Employee Handbook.

        10.4    Other Benefits

        No Bonus paid under the Plan shall be considered compensation for purposes of computing benefits under any "employee benefit plan" (as defined in Section 3(3) of ERISA) of the Company nor affect any benefits or compensation due to the Participant under any other benefit or compensation plan of the Company now or subsequently in effect (except as provided to the contrary in such Company plan).

        10.5    Replacement of Prior Incentive Plan

        Bonus Amounts awarded to the Participants under the Plan shall be considered to replace and extinguish any awards to Participants or other employees under the Company's Performance Share plan. The Performance Share Plan is cancelled in its entirety, and all awards under that plan are cancelled, as of the effective date of this Plan.

        10.6    Offset

        If, at the time payments are to be made hereunder, the Participant or the Beneficiary or both are indebted, obligated or have loans or assets due to the Company, then the payments under the Plan remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation in the future.

        10.7    Non-Assignability and Non-Transferable

        Neither the Participant, Beneficiary nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any payable hereunder or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable prior to actual payment shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate liabilities or maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

        10.8    Participant's Notice to Company of Good Reason

        If a Participant determines to terminate his or her employment with the Company following a Change of Control because the Participant is notified that circumstances giving rise to Good Reason will occur, then in order to receive any unearned Bonus Amount under the Plan the Participant must:

          (a)   Identify in writing to the Company the circumstances that in the opinion of the Participant give rise to Good Reason;

          (b)   Specify in his or her notice that if the circumstance giving rise to Good Reason is not cured then the Participant will terminate his or her employment with the Company in not less than 14 days;

          (c)   Work in good faith with the Company to resolve any misunderstanding by the Participant or the Company relative to the circumstance that the Participant believes has or will cause Good Reason; and

          (d)   Remain in the employ of the Company if the Company eliminates within five days of its receipt of the Participant's written notice the circumstances that have or would give rise to Good Reason.

        10.9    Notice to Company

        Any notice required or permitted to be given under the Plan to the Company shall be sufficient if in writing and delivered by registered or certified mail to the Company at its principal office, directed to the attention of the President. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail as of the date shown on the postmark, or the receipt for registration or certification.

        10.10    Notice to Participant

        Any notice required or permitted to be given under the Plan to the Participant shall be sufficient if in writing and delivered by registered or certified mail to the Participant's principal residence as reflected in the Company's personnel records. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail as of the date shown on the postmark, or the receipt for registration or certification.

        10.11    Governing Law

        The Plan and all awards made and actions taken under the Plan shall be governed and construed according to the laws of the State of Maryland (without regard to the choice of law rules thereof).

        10.12    Gender and Number

        Where appropriate, references in this Plan to the masculine shall include the feminine, and references to the singular shall include the plural.

        10.13    Severability

        In the event any provision of the Plan shall be held legally invalid for any reasons, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Participant:	Fieldstone Mortgage Company
Signature:	By:

Printed Name:	Name/Title:

Date:	Date:

Appendix

FIELDSTONE MORTGAGE COMPANY

SENIOR MANAGER INCENTIVE BONUS AND RETENTION PLAN

Definitions

        2.1    "Beneficiary" means the person or persons so designated by a Participant pursuant to Section 8.

        2.2    "Board" means the Board of Directors of the Company.

        2.3    "Bonus" or "Bonus Amount" means any amount awarded to a Participant pursuant to Sections 4, 5 and 6 of this Plan, and does not include any amounts payable to a Participant under any other incentive plan or any other term of his or her employment by the Company.

        2.4    "Cause" shall be deemed to exist if in the reasonable judgment of the Board:

    (a)
    the Participant is formally charged with or indicted for having committed either fraud, theft against the Company or any felony;

    (b)
    the Participant has compromised trade secrets or other similarly valuable proprietary information of the Company;

    (c)
    the Participant has failed to perform to the standards of his position, including failure to meet the Company's standards for financial performance, insubordination, or failure to follow reasonable directives from his or her manager;

    (d)
    the Participant has engaged in any unauthorized activity that has caused, or in the reasonable opinion of the Board of Directors may reasonably be expected to cause in the past or future, substantial or material harm or embarrassment to the business, operations or reputation of the Company or a subsidiary of the Company.

    (e)
    the Participant has engaged in activities, behavior or action, during or after business hours, that in the sole determination of the Board of Directors in its discretion is unacceptable for an officer of the Company;

        2.5    A "Change in Control" shall be deemed to have occurred if:

    (a)
    the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the shareholders of the Company at the time of the execution of the agreement to merge or consolidate own less than fifty percent (50%) of the total equity of the corporation surviving or resulting from the merger or consolidation; or

    (b)
    a sale occurs of all or substantially all of the assets of the Company, provided that the ordinary course sales of the Company's inventory from time to time shall not be deemed to be a sale of the Company for purposes of this clause.

        2.6    "Closing Date" means the date on which a Change of Control event is consummated according to the terms of the Closing Documents.

        2.7    "Closing Documents" means the definitive documents that establish the terms of a Change of Control transaction.

        2.8    "Company" means Fieldstone Mortgage Company, a Maryland corporation.

        2.9    "Compensation Committee" means the Compensation Committee of the Board of Directors, which may include members of the Board and other individuals.

        2.10    "Disability" shall have the same meaning as under the Company-sponsored long-term disability plan.

        2.11    "Effective Date" means June 30, 2002.

        2.12    "Family Member" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any person sharing the Participant's household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more these persons (or the Participant) own more than fifty percent of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the exclusive benefit of any one or more of these persons.

        2.13    "Good Reason" means one or more of the following events if (and only if) it occurs in connection with a Change of Control:

    (a)
    the Participant's base salary is reduced, provided that the base salary may be reduced (and such reduction would not constitute "Good Reason") by up to 20% by the Company or its successor;

    (b)
    a change in responsibilities that reduces by 33% or more the projected total income (based on the Company's internal projections or plan) of the Participant;

    (c)
    the Participant has his or her then current responsibilities or areas of supervision with the Company substantially reduced by 50% or more;

    (d)
    the Participant is required to relocate his or her residence in order to retain his or her position with the Company as of the Closing Date; or

    (e)
    the Participant is an employee in good standing with the Company on the Closing Date, but the Participant is notified prior to the Closing Date that he or she will not be offered any employment by the Company or its successor following the Closing Date.

A change of the Participant's title that does not affect the scope of the Participant's responsibilities is not Good Reason.

        2.14    "IPO" means the public sale in an underwritten offering of equity securities of the Company registered with the Securities and Exchange Commission.

        2.15    "Normal Retirement" means voluntary termination of employment by the Participant after attainment of age 60 and after at least five years of uninterrupted full time service with the Company.

        2.16    "Participant" means a person who is designated, pursuant to Section 3, to be eligible to receive benefits under the Plan.

        2.17    "Plan" means this Fieldstone Mortgage Company Senior Manager Incentive Bonus and Retention Plan, as amended from time to time.

        2.18    "Shareholders" means the shareholder(s) of Fieldstone Mortgage Company, as may change from time to time.

        2.19    "Year of Service" means a 365-day period (or 366 day period in the case of a leap year) during which a Participant has been employed by the Company.

QuickLinks

FIELDSTONE MORTGAGE COMPANY SENIOR MANAGER INCENTIVE AND RETENTION BONUS PLAN